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                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN A PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[   ]     Preliminary Proxy Statement
[   ]     Confidential, for Use of the Commission Only (as permitted by
          Rule 14a-6(e)(2))
[   ]     Definitive Proxy Statement
[ X ]      Definitive Additional Materials
[   ]     Soliciting Material Under Rule 14a-12

                     CONSTELLATION INSTITUTIONAL PORTFOLIOS
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:

[  ]     Fee paid previously with preliminary materials.
[  ]     Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         2) Form, Schedule or Registration Statement No.:

         3) Filing Party:

         4) Date Filed:


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[LOGO OF CONSTELLATION INSTITUTIONAL PORTFOLIOS]

January 30, 2006

Dear Fund Shareholder,
Our records indicate that we haven't received your vote on important proposals affecting the Constellation Institutional Portfolios. If you've voted your proxy recently, thank you! If not, we ask you to vote today - it's extremely important that you vote your shares, no matter the size of your holdings.

Please vote today. You'll need the Control Number on the enclosed proxy card(s). If you received more than one proxy card in this envelope, please vote each one, as your shares of different Funds must be voted separately.

It's easy:

         o Vote by mail. Please complete, sign and date the enclosed proxy card(s) and return it (them) in the enclosed postage-paid envelope.

         o Vote by Telephone. You may call our toll-free number 1-877-456-6399 and your vote can be taken over the telephone. Please have your control number ready (located on your proxy card) to speak to a representative.

         o Vote using the Internet. Please go to the Internet address located on the enclosed proxy card and follow the on-line instructions. Have your proxy card available as a reference.

The Board of Trustees recommends a vote FOR each of the important proposals discussed in the proxy materials.


/s/  John H. Grady
--------------------------
John H. Grady
President

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